EXHIBIT 21.1
LIST OF SUBSIDIARIES OF COTT CORPORATION

	Name of Subsidiary	Jurisdiction of Incorporation or Organization	Direct or Indirect Percentage of Ownership
1	10321338 Canada Limited	Canada	100%
2	Aimia Foods EBT Company Limited	United Kingdom	100%
3	Aimia Foods Group Limited	United Kingdom	100%
4	Aimia Foods Holdings Limited	United Kingdom	100%
5	Aimia Foods Limited	United Kingdom	100%
6	Amazon Springs Water Co. Ltd.	Alberta	100%
7	Aquaterra Corporation	Canada	100%
8	Café Espresso Italia Ltd	Israel	100%
9	Carbon Luxembourg S.à r.l.	Luxembourg	100%
10	Chateau d'Eau SAS	France	100%
11	Chateaud’eau Sarl	France	100%
12	Cott (Barbados) IBC Ltd.	Barbados	100%
13	Cott Beverages Luxembourg S.a.r.l.	Luxembourg	100%
14	Cott Cayman	Cayman Islands	100%
15	Cott Europe Trading Limited	United Kingdom	100%
16	Cott Holdings Inc.	Delaware	100%
17	Cott Limited	United Kingdom	100%
18	Cott Retail Brands Limited	United Kingdom	100%
19	Cott Switzerland GmbH	Switzerland	100%
20	Cott UK Acquisition Limited	United Kingdom	100%
21	Cott Ventures UK Limited	United Kingdom	100%
22	Crystal Rock LLC	Delaware	100%
23	Decantae Mineral Water Limited	United Kingdom	100%
24	Dispensing Coffee Club (IAI-2003) Ltd	Israel	100%
25	DS Customer Care, LLC	Delaware	100%
26	DS Services of America, Inc.	Delaware	100%
27	Easywater Solutions S.L.	Spain	100%
28	Eden Centro Especial De Empleo S.L.U.	Spain	100%
29	Eden Springs (Denmark) AS	Denmark	100%
30	Eden Springs (Deutschland) GmbH	Germany	100%
31	Eden Springs (Europe) S.A.	Switzerland	100%
32	Eden Springs (Norway) AS	Norway	100%
33	Eden Springs (Sweden) AB	Sweden	100%
34	Eden Springs (Switzerland) SA	Switzerland	100%
35	Eden Springs Espana S.A.U	Spain	100%
36	Eden Springs Estonia OÜ	Estonia	100%
37	Eden Springs Hellas SA	Greece	99.995%
38	Eden Springs i Porla Brunn AB	Sweden	100%
39	Eden Springs International S.A.	Switzerland	100%

40	Eden Springs Latvia SIA	Latvia	100%
41	Eden Springs Limited Liability Company	Russia	100%
42	Eden Springs Nederland B.V.	Netherlands	100%
43	Eden Springs OY Finland	Finland	100%
44	Eden Springs Portugal S.A.	Portugal	100%
45	Eden Springs Scandinavia AB	Sweden	100%
46	Eden Springs sp. z o.o.	Poland	100%
47	Eden Springs UK Ltd	United Kingdom	100%
48	Eden Water and Coffee Deutschland GmbH	Germany	100%
49	Garraways Ltd	United Kingdom	100%
50	Hydropure Distribution Ltd	United Kingdom	100%
51	John Farrer & Company (Kendal) Limited	United Kingdom	100%
52	Kafevend Group Ltd	United Kingdom	100%
53	Kafevend Holdings Ltd	United Kingdom	100%
54	Meny Kaffee Aalbourg ApS	Denmark	100%
55	Mey Eden Bar - First Class Services Ltd	Israel	100%
56	Mey Eden Ltd	Israel	100%
57	Mey Eden Marketing (2000) Ltd.	Israel	100%
58	Mey Eden Production (2007) Ltd	Israel	100%
59	Mountain Valley Holdings LLC	Delaware	100%
60	Mountain Valley Logistics, LLC	Arkansas	100%
61	Mountain Valley Springs Company LLC	Arkansas	100%
62	Nowa Woda sp. z o.o	Poland	100%
63	Old WCS (Bottlers) Limited	United Kingdom	100%
64	Pauza Coffee Services Ltd	Israel	95.6%
65	Pure Choice Watercoolers Ltd	United Kingdom	100%
66	S. & D. Coffee, Inc.	North Carolina	100%
67	Selda Distribuciones Iberia, S.L.U.	Spain	100%
68	SEMD, Société des eaux minérales de Dorénaz SA	Switzerland	100%
69	SIA << OCS Services >>	Latvia	100%
70	Stockpack Limited	United Kingdom	100%
71	The Shakespeare Coffee Company Ltd	United Kingdom	100%
72	Total Water Solutions Limited	United Kingdom	100%
73	UAB Eden Springs Lietuva	Lithuania	100%
74	Water Coolers (Scotland) Limited	United Kingdom	100%